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                               HF BANCORP, INC.

                445 EAST FLORIDA AVENUE, HEMET, CA  92543-4244

            MAILING ADDRESS:  P.O. BOX 12006, HEMET, CA  92546-8006

                                 NEWS RELEASE
- ------------------------------------------------------------------------------


            FOR ADDITIONAL INFORMATION, CALL J. ROBERT EICHINGER AT

                            909-658-4418, EXT. 201.

                                 MAY 10, 1996

                            FOR IMMEDIATE RELEASE

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                           HEMET FEDERAL TO ACQUIRE
                           PALM SPRINGS SAVINGS BANK


      HF Bancorp, Inc. (NASDAQ: HEMT), the holding company for Hemet Federal

Savings and Loan Association, today announced that the Association has signed a definitive agreement to acquire Palm Springs Savings Bank. The announcement was made jointly by Hemet Federal Chairman & CEO J. Robert Eichinger and Palm

Springs President & CEO Stephen G. Hoffmann. Hemet Federal agreed to pay Palm

Springs shareholders $14.375 in cash for each share held, or $16,257,349 in total for 1,130,946 shares outstanding.

      With the acquisition, Hemet Federal will be adding four branches with approximately $175 million in deposits - in the Coachella Valley communities of

Palm Springs, Rancho Mirage, Cathedral City and Desert Hot Springs. This comes on top of the Association's recently announced plan to purchase three San Diego

County offices form Hawthorne Savings, with $168 million in deposits. When both transactions are completed, Hemet Federal will be a nineteen branch institution with approximately $825 million in deposits and over $1 billion in assets -

making in the largest financial Institution headquartered in Riverside County.

      The acquisition agreement is subject to approval by the shareholders of

Palm Springs, approval of the appropriate regulatory authorities, and the



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HF Bancorp, Inc.
May 10, 1996
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satisfaction of certain other customary conditions. In connection with the transaction, there is a provision for a termination fee payable to HF Bancorp if the transaction is not consummated under certain conditions. Under certain circumstances, HF Bancorp would be required to pay liquidated damages to Palm

Springs. In addition, the directors and officers of Palm Springs and certain others with substantial stock ownership in Palm Springs have signed agreements to vote their stock in favor of the agreement.

      Reacting to the announcement of the acquisition, Hemet Federal Chairman &

CEO J. Robert Eichinger stated, "We are thrilled by this opportunity to enter the Coachella Valley. It is an area into which we have seriously considered expanding for some time, and to be able to do so with an immediate four-branch presence is indeed exciting. This acquisition will enable us to offer additional products and services which have been so successfully developed and implemented by Palm Springs Savings Bank, particularly in the small business sector, and offer them at all nineteen offices. The consolidation of support services will allow us to more effectively and efficiently serve our valued customers throughout the newly expanded branch network. And we are truly delighted to welcome Steve Hoffmann and other highly talented Palm Springs employees to Hemet

Federal. They will be excellent additions to our team."

      Palm Springs Savings Bank President and CEO Stephen G. Hoffmann, who will join Hemet Federal as President & Managing Officer, said, "This is truly a good move for both organizations. The infusion of added capital will enable us to provide a higher level of service to our Coachella Valley communities and residents, and will enable our customers to conduct their financial business at many additional locations in Western Riverside County and North San Diego



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HF Bancorp, Inc.
May 10, 1996
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County."

      The acquisition, which is subject to regulatory approval, is expected to be completed by September 30, 1996. Upon completion of the acquisition, the four branches of Palm Springs Savings Bank will continue to operate under that name,

as a division of Hemet Federal.


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